EXHIBIT (i)


TEACHERS INSURANCE AND ANNUITY ASSOCIATION          CHARLES H. STAMM
COLLEGE RETIREMENT EQUITIES FUND                    EXECUTIVE VICE PRESIDENT AND
730 Third Avenue/New York, NY 10017-3206            GENERAL COUNSEL
212 490-9000                                        (212) 916-4700


                                                              January 29, 2002


The Board of Trustees
TIAA-CREF Institutional Mutual Funds
730 Third Avenue
New York, New York 10017-3206

Ladies and Gentlemen:

                  This opinion is furnished in connection with the filing of post-effective amendment No. 3 to the Registration Statement (File Nos. 333-76651 and 811-09301) on Form N-1A for the TIAA-CREF Institutional Mutual Funds. The Registration Statement covers an indefinite amount of securities in the form of shares of beneficial interest in the TIAA-CREF Institutional Mutual Funds (the "Shares").

                  I have examined the Declaration of Trust and other corporate records of the TIAA-CREF Institutional Mutual Funds, and the relevant statutes and regulations of the State of Delaware. On the basis of such examination, it is my opinion that:

                  1. The TIAA-CREF Institutional Mutual Funds is a business trust duly organized and validly existing under the laws of the State of Delaware.

                  2. The Shares have been duly authorized and, when issued as contemplated by the Registration Statement, will be validly issued, fully-paid and non-assessable.

                  I hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the reference to my name under the heading "Legal Matters" in the Statement of Additional Information.

                                                  Sincerely,

                                                  /s/ Charles H. Stamm

                                                  Charles H. Stamm
                                                  Executive Vice President
                                                  and General Counsel